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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)
AND SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report of Williams Controls, Inc (the "Company") on Form 10-K for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Eugene Goodson, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. EUGENE GOODSON R. Eugene Goodson Chief Executive Officer Williams Controls, Inc December 24, 2003

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b) AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350